Exhibit 32.1
SECTION 1350 CERTIFICATION OF THE CHIEF EXCECUTIVE
OFFICER AND CHIEF FINANCIAL OFFICER
In connection with the Quarterly Report on Form 10-Q of Nash-Finch Company (the “Company”) for the sixteen and forty weeks ended October 7, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Alec C. Covington, President and Chief Executive Officer, and LeAnne M. Stewart, Senior Vice President and Chief Financial Officer, of the Company, certify, pursuant to 18. U.S.C. Section 1350, that to our knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.
Date: November 14, 2006

By: /s/Alec C. Covington
Name:	Alec C. Covington
Title:	President and Chief Executive Officer

By: /s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Senior Vice President and Chief Financial Officer

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